UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300
South San Francisco, California 94080

(Address of principal executive offices)(Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 11, 2016, Threshold Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that an Independent Data Safety Monitoring Board (IDSMB) had completed an unplanned interim efficacy and safety analyses of unblinded data for the Company’s pivotal Phase 2 clinical trial of evofosfamide plus pemetrexed versus pemetrexed alone in patients with non-squamous non-small cell lung cancer. Based on the analyses, the IDSMB concluded that the trial is unlikely to reach its primary endpoint of improving overall survival with statistical significance and as a result, enrollment in this trial will be closed to further enrollment.

The Company also announced in the press release that Merck KGaA, Darmstadt, Germany, has agreed to key terms to license back all rights to the evofosfamide program to the Company and as such, both companies are currently engaged in negotiating final terms for the return of rights to evofosfamide.

The press release is attached as an Exhibit 99.1 to this Form 8-K and is incorporated by reference herein. The press release and this Item 8.01 contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1        Press release dated January 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ Joel A. Fernandes
Joel A. Fernandes
Vice President, Finance and Controller

Date: January 11, 2016

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press release dated January 11, 2016.